Exhibit 99.4

ENSERVCO CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On March 19, 2024, Enservco Corporation (“Enservco”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Tony Sims, an individual resident of Colorado; Jim Fate, an individual resident of Colorado (together the “Sellers”), and Buckshot Trucking LLC, a Wyoming limited liability company (“Buckshot Trucking”), pursuant to which Enservco agreed to acquire from the Sellers all of the issued and outstanding membership interests of Buckshot Trucking (the “Acquisition”) for $5,000,000 (the “Base Amount”), subject to a net working capital adjustment, plus up to $500,000, in the form of Enservco common stock, contingent upon satisfaction of certain conditions set forth in the Purchase Agreement. The Base Amount consists of $3,750,000 in cash and $1,250,000 in shares of Enservco common stock based on the volume-weighted average trading price of Enservco common stock for the 10-day period immediately preceding the closing date.

The issuance of the Enservco common stock pursuant to the Purchase Agreement is subject to the prior approval or consent of the holders of a majority of the outstanding shares of Enservco common stock. Under the Purchase Agreement, Enservco has agreed to use its reasonable best efforts to obtain from specified stockholders a written consent approving the issuance of the common stock as promptly and as reasonably practicable after the date of the Purchase Agreement. In addition, Enservco will prepare and file an information statement in respect to the issuance of common stock under the Purchase Agreement with the U.S. Securities and Exchange Commission (“SEC”) in accordance with Rule 14c-2 of the Exchange Act of 1934, as amended (the “Information Statement”) or a proxy statement should Enservco proceed with a stockholder meeting in lieu of a written consent seeking approval.

The unaudited pro forma condensed combined financial information is presented to illustrate the effects of the acquisition of Buckshot Trucking by the Company and the issuance of equity used to fund the Acquisition. The following unaudited pro forma condensed combined balance sheet as of March 31, 2024 assumes that the Acquisition occurred on March 31, 2024. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2024 and for the year ended December 31, 2023 presents pro forma effect to the Acquisition as if it had been completed on January 1, 2023. The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by Securities and Exchange Commission (the “SEC”) Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses and are presented to illustrate the estimated effects of the Acquisition and the issuance of equity used to fund the Acquisition.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Enservco was derived from the audited financial statements of Enservco as of and for the year ended December 31, 2023 and the unaudited condensed consolidated financial statements of Enservco as of and for the three months ended March 31, 2024, which are incorporated by reference. The historical financial information of Buckshot Trucking was derived from the audited financial statements of Buckshot Trucking as of and for the year ended December 31, 2023 and the unaudited financial statements of Buckshot Trucking as of and for the three months ended March 31, 2024, which are included in this Form 8-K/A.

The Acquisition is being accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations” (“ASC 805”). Under ASC 805, all assets acquired and liabilities assumed are recorded at their acquisition date fair value. The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information is based upon management’s internally developed preliminary estimates of the fair market value of the assets acquired and liabilities assumed, as if the Acquisition had occurred on the aforementioned dates. This allocation of the purchase price depends upon certain estimates and assumptions, all of which are preliminary and, in some instances, are incomplete and have been made solely for the purpose of developing the unaudited pro forma condensed combined financial information. Any adjustments to the preliminary estimated fair value amounts could have a significant impact on the unaudited pro forma condensed combined financial information contained herein, and our future results of operations and financial position.

The unaudited pro forma condensed combined financial information is not necessarily indicative of the combined financial position or results of operations that would have been realized had the Acquisition occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience after the Acquisition.

ENSERVCO CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2024

	Enservco	Buckshot Trucking	Transaction Accounting
	March 31, 2024	March 31, 2024	Adjustments		Pro Forma
	(1)	(2)	(Note 3)	Note Ref	Combined
Assets
Current assets
Cash and cash equivalents	$474	$471	$3,750	3A	$945
			(3,750)	3B
Accounts receivable, net	4,248	963	-		5,211
Prepaid expenses and other current assets	870	37	-		907
Inventories	219	-	-		219
Note Receivable	75	-	-		75
Total current assets	5,886	1,471	-		7,357
Property and equipment, net	6,235	1,735	(73)	3D	7,897
Intangible assets, net	67	-	3,000	3C	3,067
Goodwill	-	-	553	3E	553
Right-of-use asset - finance, net	6	396	-		402
Right-of-use asset - operating, net	759	-	-		759
Note receivable, less current portion	125	-	-		125
Other assets	182	-	-		182
Total assets	$13,260	$3,602	$3,480		$20,342

Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable and accrued liabilities	$3,104	$21	100	3F	$3,225
Utica Facility	1,684	-	-		1,684
LSQ Facility	2,739	-	-		2,739
November 2022 Convertible Note, related party	1,079	-	-		1,079
September and October 2023 Convertible Notes, related parties	1,660	-	-		1,660
Lease liability - finance	6	67	-		73
Lease liability - operating	395	-	-		395
Other current liabilities	200	-	-		200
Notes Payable	-	262	-		262
Total current liabilities	10,867	350	100		11,317
Utica Facility, less current portion	1,075	-	-		1,075
Utica Residual Liability	293	-	-		293
Lease liability - finance, less current portion	10	104	-		114
Lease liability - operating, less current portion	436	-	-		436
Deferred tax liabilities	222	-	-		222
Earn-out liability	-	-	500	3G	500
Notes payable, net of current portion	-	628	-		628
Other non-current liabilities	7	-	-		7
Total liabilities	12,910	1,082	600		14,592
Commitments and contingencies
Stockholders’ equity					-
Members Equity	-	2,520	(2,520)	3H	-
Preferred stock, $0.005 par value, 10,000,000 shares authorized, no shares issued or outstanding	-	-	-		-
Common stock, $0.005 par value, 100,000,000 shares authorized; 27,362,742 and 26,592,637 shares issued as of March 31, 2024 and December 31, 2023, respectively; 6,907 shares of treasury stock as of March 31, 2024 and December 31, 2023; and 27,355,835 and 26,585,730 shares outstanding as of March 31, 2024 and December 31, 2023, respectively	135	-	45	3I	277

			96	3A
Additional paid-in capital	49,148	-	1,705	3I	54,770

			3,866	3A
			52	3J
Accumulated deficit	(48,933)	-	(100)	3F	(49,297)
			(212)	3A
			(52)	3J
Total stockholders’ equity (deficit)	350	2,520	2,880		5,750
Total liabilities and stockholders’ equity (deficit)	$13,260	$3,602	$3,480		$20,342

Notes to table:

(1)

Derived from Enservco’s unaudited condensed consolidated financial statements for the three months ended March 31, 2024 (which are available in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024, as filed with the SEC on May 15, 2024).

(2)	Derived from the unaudited condensed financial statements of Buckshot Trucking included in this Form 8-K/A as Exhibit 99.1.

Refer to accompanying notes.

ENSERVCO CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2024

	Enservco	Buckshot Trucking	Transaction
	March 31, 2024	March 31, 2024	Adjustments		Pro Forma
	(1)	(2)	(Note 4)	Note Ref	Combined
Revenues:
Production services	$2,485
Completion and other services	7,307
Revenues, net	9,792	$1,910	$-		$11,702
Expenses:
Production Services	2,121	-	-		2,121
Completion and other services	4,410	-	-		4,410
Cost of transportation and services	-	867	-		867
Sales, General and administrative	1,232	626	-		1,858
Gain on disposal of assets	-	(29)	-		(29)
Depreciation and amortization	767	67	150	4A	984
Total costs and expenses	8,530	1,531	150		10,211
Operating (loss) income	1,262	379	(150)		1,491
Other income (expense):
Interest Expense	(578)	(20)	-		(598)
Other income	56	-	-		56
Total other income (expense)	(522)	(20)	-		(542)
Loss before taxes	740	359	(150)		949
Deferred income tax benefit	-	-	-	4B	-
Net income (loss)	$740	$359	$(150)		$949

Net income per common share
Basic	$0.03				$0.03
Diluted	$0.03				$0.02
Weighted-average shares outstanding
Basic	26,934		9,067	4C	36,001
Diluted	30,284		9,067	4C	39,351

Notes to table:

(1)

Derived from Enservco’s unaudited condensed consolidated financial statements for the three months ended March 31, 2024 (which are available in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024, as filed with the SEC on May 15, 2024).

(2)	Derived from the unaudited condensed financial statements of Buckshot Trucking included in this Form 8-K/A as Exhibit 99.1.

Refer to accompanying notes.

ENSERVCO CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

	Enservco	Buckshot Trucking	Transaction
	December 31, 2023	December 31, 2023	Adjustments		Pro Forma
	(1)	(2)	(Note 5)	Note Ref	Combined
Revenues:
Production services	$10,526
Completion and other services	11,532
Revenues, net	22,058	$8,039	$-		$30,097
Expenses:
Production Services	9,206	-	-		9,206
Completion and other services	10,567	-	-		10,567
Cost of transportation and services		2,384			2,384
Sales, General and administrative	4,454	4,241	100	5A	8,847
			52	5D
Severance and transition	1	-	-		1
(Gain) loss on disposal of assets	(16)	30			14
Impairment losses	796	110	-		906
Depreciation and amortization	3,654	363	600	5B	4,617
Total costs and expenses	28,662	7,128	752		36,542
Operating (loss) income	(6,604)	911	(752)		(6,445)
Other income (expense):
Interest Expense	(2,121)	(100)	(212)	5C	(2,433)
Other income (expense):	157	114	-		271
Total other income (expense)	(1,964)	14	(212)		(2,162)
Loss before taxes	(8,568)	925	(964)		(8,607)
Deferred income tax benefit	51	-	-	5E	51
Net income (loss)	$(8,517)	$925	$(964)		$(8,556)

Net income (loss) per common share
Basic	$(0.42)				$(0.29)
Diluted	$(0.42)				$(0.29)
Weighted-average shares outstanding
Basic	20,456		9,067	5F	29,523
Diluted	20,456		9,067	5F	29,523

Notes to table:

(1)

Derived from Enservco’s historical audited consolidated financial statements for the year ended December 31, 2023 (which are available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 29, 2024).

(2)	Derived from the audited historical financial statements of Buckshot Trucking included in this Form 8-K/A as Exhibit 99.1.

Refer to accompanying notes.

ENSERVCO CORPORATION

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Description of Transaction

On March 19, 2024, Enservco Corporation (“Enservco” or the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Tony Sims, an individual resident of Colorado; Jim Fate, an individual resident of Colorado (together the “Sellers”), and Buckshot Trucking LLC, a Wyoming limited liability company (“Buckshot Trucking”), pursuant to which Enservco agreed to acquire from the Sellers all of the issued and outstanding membership units of Buckshot Trucking (the “Acquisition”) for $5,000,000 (the “Base Amount”), subject to a net working capital adjustment, plus up to $500,000, in the form of Enservco common stock, contingent upon satisfaction of certain conditions set forth in the Purchase Agreement. The purchase consideration consists of $3,750,000 in cash and $1,250,000 in shares of Enservco common stock based on the volume-weighted average trading price of Enservco’s common stock for the 10-day period immediately preceding the closing date.

Buckshot Trucking, is a trucking contractor, headquartered in Colorado since 2017. Buckshot Trucking provides hot shot trucking services predominately to the oil and gas industry. To date, it has grown to offer multiple service lines in multiple sectors. Their simple approach to quality service, safety, and dependability has earned Buckshot Trucking the opportunity to provide services across the United States to a diverse group of over 100 customers

Common Stock Purchase Agreement and Registration Rights Agreement

On June 11, 2024, Enservco entered into a Common Stock Purchase Agreement (the “CS Purchase Agreement”) with an institutional investor (the “Purchaser”), whereby the Company has the right, but not the obligation, to sell to the Purchaser, and the Purchaser is obligated to purchase, up to the lesser of $10 million of newly issued shares of the Company’s common stock, par value $0.005 per share (“Common Stock”) subject to the Exchange Cap (as defined below).

The Company does not have a right to commence any sales of Common Stock to the Purchaser under the CS Purchase Agreement until the time when all of the conditions to the Company’s right to commence sales of Common Stock to the Purchaser set forth in the CS Purchase Agreement have been satisfied, including that a registration statement covering the resale of such shares is declared effective by the SEC and the final form of prospectus is filed with the SEC (the “Commencement Date”). Over the 36-month period from and after the Commencement Date, the Company will control the timing and amount of any sales of Common Stock to the Purchaser. Actual sales of shares of Common Stock to the Purchaser under the CS Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding and the Company’s operations.

At any time from and after the Commencement Date, on any business day on which the closing sale price of the Common Stock is equal to or greater than $0.10 (the “Purchase Date”), the Company may direct the Purchaser to purchase a specified number of shares of Common Stock (a “Fixed Purchase”) not to exceed 100,000 shares at a purchase price equal to the lesser of 92.5% of (i) the daily volume weighted average price (the “VWAP”) of the Common Stock for the five trading days immediately preceding the applicable Purchase Date for such Fixed Purchase and (ii) the lowest sale price of a share of Common Stock on the applicable Purchase Date for such Fixed Purchase during the full trading day on such applicable Purchase Date.

In addition, at any time from and after the Commencement Date, on any business day on which the closing sale price of the Common Stock is equal to or greater than $0.10 and such business day is also the Purchase Date for a Fixed Purchase of an amount of shares of Common Stock not less than the applicable Fixed Purchase Maximum Amount (as defined in the CS Purchase Agreement) (the “VWAP Purchase Date”), the Company may also direct the Purchaser to purchase, on the immediately following business day, an additional number of shares of Common Stock in an amount up to the Maximum VWAP Purchase Amount (as defined in the CS Purchase Agreement) (a “VWAP Purchase”) at a purchase price equal to the lesser of 92.5% of (i) the closing sale price of the Common Stock on the applicable VWAP Purchase Date and (ii) the VWAP during the period on the applicable VWAP Purchase Date beginning at the opening of trading and ending at the VWAP Purchase Termination Time (as defined in the Purchase Agreement). At any time from and after the Commencement Date, on any business day that is also the VWAP Purchase Date for a VWAP Purchase, the Company may also direct the Purchaser to purchase, on such same business day, an additional number of shares of Common Stock in an amount up to the Maximum Additional VWAP Purchase Amount (as defined in the Purchase Agreement) (an “Additional VWAP Purchase”) at a purchase price equal to the lesser of 92.5% of (i) the closing sale price of the Common Stock on the applicable Additional VWAP Purchase Date and (ii) the VWAP during the Additional VWAP Purchase Period (as defined in the Purchase Agreement).

In no event shall the Company issue to the Purchaser under the CS Purchase Agreement more than 7,310,000 shares of Common Stock, representing 19.99% of the total number of shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains the approval of the issuance of such shares by its stockholders in accordance with the applicable stock exchange rules or (ii) sales of Common Stock are made at a price equal to or in excess of the lower of (A) the closing price immediately preceding the delivery of the applicable notice to the Purchaser and (B) the average of the closing prices of the Common Stock for the five business days immediately preceding the delivery of such notice (in each case plus an incremental amount to take into account the Commitment Shares (as defined in the Purchase Agreement), such that the sales of such Common Stock to the Purchaser would not count toward the Exchange Cap because they are “at market” under applicable stock exchange rules.

As consideration for the Purchaser’s irrevocable commitment to purchase shares of Common Stock pursuant to the Purchase Agreement, the Company issued 545,554 shares of Common Stock to the Purchaser (the “Initial Commitment Shares”). In addition, the Company has agreed to issue an additional $100,000 of shares of Common Stock to the Purchaser on the 90th calendar day following the Commencement Date, with the number of such shares determined based upon the VWAP Purchase Price as of such date (the “Back End Commitment Shares”).

Note 2 – Basis of Presentation

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2024 was derived from the unaudited condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q (“the Q1 2024 Form 10-Q”) for the three months ended March 31, 2024, and the unaudited condensed financial statements of Buckshot Trucking for the three months ended March 31, 2024, and has been prepared as if the Acquisition had occurred on January 1, 2023.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 was derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K (“the 2023 Form 10-K”) for the year ended December 31, 2023, and the audited historical financial statements of Buckshot Trucking for the year ended December 31, 2023, and has been prepared as if the Acquisition had occurred on January 1, 2023.

The unaudited pro forma condensed combined balance sheet as of March 31, 2024 combines the consolidated balance sheet included in the Q1 2024 Form 10-Q for Enservco with the historical unaudited balance sheet for Buckshot Trucking as of March 31, 2024, and has been prepared as if the Acquisition had occurred on March 31, 2024. The unaudited pro forma combined financial information herein has been prepared to illustrate the effects of the Acquisition in accordance with U.S. GAAP and pursuant to Article 11 of Regulation S-X.

The Buckshot Trucking audited historical financial statements as of and for the year ended December 31, 2023 and the Buckshot Trucking unaudited condensed interim financial statements as of March 31, 2024 and for the three months ended March 31, 2024 are included in this current report on Form 8-K/A. These unaudited pro forma condensed combined statements should be read in conjunction with such financial statements. The historical condensed combined financial information has been adjusted to give pro forma effect to reflect the accounting for the Acquisition in accordance with U.S. GAAP.

The Company has accounted for the Acquisition under the acquisition method of accounting in accordance with the authoritative guidance on business combinations under the provisions of ASC 805. The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information was based on a preliminary valuation of the assets acquired and liabilities assumed, and the accounting is subject to revision as more detailed analyses are completed and additional information about the fair value of assets acquired and liabilities assumed becomes available. The final purchase price allocation may include changes to the amount of intangible assets, and goodwill, as well as other items. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final purchase accounting may occur, and these differences could be material.

Assets acquired and liabilities assumed in a business combination that arise from contingencies must be recognized at fair value if the fair value can be reasonably estimated. If the fair value of an asset or liability that arises from a contingency cannot be determined, the asset or liability would be recognized in accordance with ASC 450, “Disclosure of Certain Loss Contingencies” (“ASC 450”). If the fair value is not determinable and the ASC 450 criteria are not met, no asset or liability would be recognized. Management is not aware of any material contingencies related to Buckshot Trucking.

The unaudited pro forma condensed combined financial information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods presented, nor is it necessarily indicative of the future results of the combined company. The unaudited pro forma combined financial information does not reflect any cost savings from future operating synergies or integration activities, if any, or any revenue, tax, or other synergies, if any, that could result from the Acquisition.

Note 3 – Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments Related to the Acquisition

The allocation of the purchase price discussed below is preliminary. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of Buckshot Trucking’s tangible and identifiable intangible assets acquired and liabilities assumed. Such final adjustments, which may include other increases or decreases to amortization resulting from the allocation of the purchase price to amortizable tangible and intangible assets, along with the related income tax effect, may be material.

The total consideration transferred as if the acquisition date was March 31, 2024 is presented as follows:

Purchase consideration:
Common Stock, at fair value	$1,250,000
Earn-out shares	500,000
Cash paid	3,750,000
Total purchase consideration	$5,500,000

The total preliminary estimated purchase consideration as shown in the table above is allocated to the tangible and intangible assets and liabilities acquired of Buckshot Trucking based on their estimated fair values, with any excess purchase consideration allocated to goodwill as follows:

		Amounts as of March 31, 2024
Purchase Consideration	Note	Preliminary Buckshot Trucking Balance	Purchase Price Adjustment	Adjusted Balance
Cash		$471	$-	$471
Accounts receivable, net		963	-	963
Prepaid and other current assets		37	-	37
Right of use asset, net		396	-	396
Fixed assets, net	D	1,735	(73)	1,662
Intangible assets	C	-	3,000	3,000
Goodwill	E	-	553	553
Accounts payable and other current liabilities		(21)	-	(21)
Note Payable, current and non-current		(890)	-	(890)
Lease liability, current and non-current		(171)	-	(171)
Earn-out liability	H	-	(500)	(500)
Fair value of assets acquired		$2,520	$2,980	$5,500

A.

On June 11, 2024, the Company entered into a Purchase Agreement, whereby the Company has the right, but not the obligation, to sell to the Purchaser, and the Purchaser is obligated to purchase, up to the lesser of $10 million of newly issued shares of the Company’s Common Stock and the Exchange Cap. This adjustment results in the proceeds of $3.75 million in connection with the Purchase agreement as well as additional shares issued as a $0.2 million fee for entering into the Purchase Agreement. As consideration for the Purchaser’s irrevocable commitment to purchase shares of Common Stock pursuant to the Purchase Agreement, the Company issued 545,554 shares of Common Stock to the Purchaser (the “Initial Commitment Shares”). In addition, the Company has agreed to issue an additional $100,000 of shares of Common Stock to the Purchaser on the 90th calendar day following the Commencement Date, with the number of such shares determined based upon the VWAP Purchase Price as of such date (the “Back End Commitment Shares”).

B.	This adjustment results in a decrease to cash and cash equivalents of $3.75 million for the cash consideration paid on the Closing Date.
C.

Represents the adjustments to record the preliminary estimated fair value of intangible assets identified upon the acquisition. Of the total consideration, approximately $3.0 million relates to identified intangible assets relating to customer lists. The fair value estimate for identifiable intangible assets is preliminary and is determined based on the assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). The final fair value determination for identified intangibles may differ from this preliminary determination.

D.

Represents an adjustment to increase the property and equipment, net to its preliminary estimated fair value on date of acquisition. This adjustment results in a decrease to property and equipment, net of $0.1 million.

E.

As a result of the Merger, goodwill is calculated as the difference between the fair value of the consideration transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. This adjustment of $0.6 million represents the adjustment to increase goodwill to its preliminary estimated fair value per the purchase price allocation.

F.	Represents an adjustment to reflect the accrual of transaction costs incurred by Enservco associated with the Merger, and results in $0.1 million in accounts payable and accrued expenses.
G.	Adjustment to record the contingent Earn-out liability to be settled in shares of Common Stock upon satisfaction of certain conditions at estimated fair value of $0.5 million.
H.	Adjustment eliminates Buckshot Trucking's historical members’ equity.
I.

Adjustment to record the common stock and additional paid-in capital for the issuance of the Company’s Common Stock of $1.75 million, as part of purchase price consideration, inclusive of the contingent shares recorded in Note G.

J.

In connection with the Purchase Agreement, Enservco will enter into an employment agreement with Tony Sims, one of the former owners, to serve as President of Buckshot Trucking. As an inducement for his employment, Enservco has agreed to issue Mr. Sims options to acquire 250,000 shares of Enservco common stock at an exercise price equal to the fair market value of Enservco common stock on the date of the grant. This adjustment reflects share-based compensation expense equal to the estimated fair value on date of grant.

Note 4 – Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments Related to the Acquisition for the three months ended March 31, 2024

A.

Reflects the addition of recorded pro forma amortization expense of $0.2 million on the portion of the purchase price allocated to customer lists intangible assets which is being amortized over five years.

B.	No income tax adjustment is reflected for the three months ended March 31, 2024 based on Enservco estimated having a full valuation allowance on its net deferred tax asset.
C.

Reflects the issuance of Enservco common stock worth $1.75 million (9,067,358 shares at $0.193 per share), inclusive of contingent shares, to the Sellers in connection with the acquisition of Buckshot Trucking,

Note 5 – Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments Related to the Acquisition for the year ended December 31, 2023

A.	Reflects an adjustment of $0.1 million for transaction costs incurred by Enservco that are not included in the historical financial statements.
B.

Reflects the addition of recorded pro forma amortization expense of $0.6 million on the portion of the purchase price allocated to customer lists intangible assets which is being amortized over five years.

C.

This adjustment relates to the fee for the Purchase agreement. As consideration for the Purchaser’s irrevocable commitment to purchase shares of Common Stock pursuant to the Purchase Agreement, the Company issued 545,554 shares of Common Stock to the Purchaser (the “Initial Commitment Shares”). In addition, the Company has agreed to issue an additional $100,000 of shares of Common Stock to the Purchaser on the 90th calendar day following the Commencement Date, with the number of such shares determined based upon the VWAP Purchase Price as of such date (the “Back End Commitment Shares”).

D.

In connection with the Purchase Agreement, Enservco will enter into an employment agreement with Tony Sims, one of the former owners, to serve as President of Buckshot Trucking. As an inducement for his employment, Enservco has agreed to issue Mr. Sims options to acquire 250,000 shares of Enservco common stock at an exercise price equal to the fair market value of Enservco common stock on the date of the grant. This adjustment reflects share-based compensation expense equal to the estimated fair value on date of grant.

E.	No income tax adjustment is reflected for the year ended December 31, 2023 based on Enservco estimated having a full valuation allowance on its net deferred tax asset.
F.

Reflects the issuance of Enservco common stock worth $1.75 million (9,067,358 shares at $0.193 per share), inclusive of contingent shares, to the Sellers in connection with the acquisition of Buckshot Trucking.